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                                                                    Exhibit (23)


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in this Annual Report on Form 10-K of The McGraw-Hill Companies, Inc. ("Company") of our report dated February 14, 2001, included in the 2000 Annual Report to Shareholders of The McGraw-Hill Companies, Inc.

Our audits also included the consolidated financial statement schedule of The McGraw-Hill Companies, Inc. listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33667) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc. and in the Registration Statements on Form S-8 pertaining to the 1983 Stock Option Plan for Officers and Key Employees (No. 2-84058), the 1987 Key Employee Stock Incentive Plan (No. 33-22344), the 1993 Employee Stock Incentive Plan (No. 33-49743, No. 33-30043 and No. 33-40502), the Director Deferred Stock Ownership Plan (No. 33-06871) and The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, The Standard & Poor's Employee Retirement Account Plan for Represented Employees, The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries (No. 33-50856) and in the related prospectuses of our report dated February 14, 2001 with respect to the consolidated financial statements incorporated therein by reference, and our report included above with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of The McGraw-Hill Companies, Inc.


     ERNST & YOUNG LLP


New York, New York
March 12, 2001


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